 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 3, 2021

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock Class A, $.25 Par	SENEA	NASDAQ Global Market
Common Stock Class B, $.25 Par	SENEB	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers

Effective February 3rd the Board of Directors (the “Board”) of Seneca Foods Corporation (the “Company”) increased the size of the Board from seven to eight members and appointed Linda K. Nelson to fill the newly created position on the Board. Ms. Nelson will serve as an independent director and has been appointed as a member of the Audit Committee of the Board. Ms. Nelson has over 26 years of experience in financial and operational management. Most recently, Ms. Nelson serves as a financial executive consultant, holding a senior leadership position on various acquisition and merger due diligence teams evaluating opportunities for both large-scale private equity firms and local entrepreneurs. From 2011 to 2013, Ms. Nelson held the role of Chief Financial Officer for First American Equipment Finance. Prior to that, Ms. Nelson was with Birds Eye Foods, Inc. for 15 years in increasingly responsible financial roles, reaching the position of Executive Vice President, Chief Financial Officer and Secretary in 2008.

There are no arrangements or understandings between Ms. Nelson and any other persons pursuant to which she was appointed a directors of the Company.  There are no transactions in which Ms. Nelson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01     Financial Statement and Exhibits

Exhibit 104      Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                    February 3, 2021

SENECA FOODS CORPORATION

By: /s/Timothy J. Benjamin
Timothy J. Benjamin
Chief Financial Officer and Treasurer